As filed with the Securities and Exchange Commission on November 8, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	76-0466193
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 Louisiana, Suite 700

Houston, Texas 77002

(Address of principal executive offices, including zip code)

GOODRICH PETROLEUM CORPORATION

2016 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Michael J. Killelea

Executive Vice President, General Counsel and Corporate Secretary

Goodrich Petroleum Company

801 Louisiana, Suite 700

Houston, Texas 77002

(713) 780-9494

(Name, address and telephone number of agent for service)

copy to:

Shane M. Tucker

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201-2975

(214) 220-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company	☒

Emerging Growth Company	☐ (Do not check if smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	2,500,000	$9.81	$24,525,000	$3,053.36 (3)

(1)	Represents shares of common stock, par value $0.01 per share (the “Common Stock”), of Goodrich Petroleum Corporation (the “Registrant”) reserved for issuance under the Goodrich Petroleum Corporation 2016 Long-Term Incentive Plan, as amended from time to time (previously known as the Goodrich Petroleum Corporation Management Incentive Plan) (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Common Stock issuable with respect to the shares being registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction. No additional registration fee is included for these shares.
(2)	The proposed maximum aggregate offering price of the Common Stock was calculated based upon the market value for shares of the Common Stock in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sales prices per share reported by the NYSE American marketplace on November 2, 2017.
(3)	Pursuant to General Instruction E to Form S-8, a registration fee is only being paid with respect to the registration of an additional 2,500,000 shares of Common Stock under the Plan.

EXPLANATORY NOTE

Except as otherwise set forth below, the contents of the Registrant’s registration statement on Form S-8 (File No. 333- 214080) relating to the Plan, which was filed with the Securities and Exchange Commission (the “Commission”) on October 12, 2016 for the registration of 1,100,000 shares of Common Stock reserved for issuance under the Plan, is incorporated by reference into this registration statement on Form S-8 (this “Registration Statement”), as permitted by General Instruction E of Form S-8.

On December 8, 2016, the Compensation Committee of the Registrant’s Board of Directors approved an amendment to increase the total number of shares of Common Stock that may be utilized for awards pursuant to the Plan by an additional 1,000,000 shares of Common Stock. On May 23, 2017, the Registrant’s stockholders approved an amendment to increase the total number of shares of Common Stock that may be utilized for awards pursuant to the Plan by an additional 1,500,000 shares of Common Stock.

The Registrant is filing this Registration Statement pursuant to General Instruction E of Form S-8 to register an additional 2,500,000 shares of Common Stock that may be issued under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. Exhibits.

Number	Description

4.1	Second Amended and Restated of Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-214080) as filed with the Commission on October 12, 2016).

4.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-214080) as filed with the Commission on October 12, 2016).

4.3	Goodrich Petroleum Corporation 2016 Long-Term Incentive Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-214080) as filed with the Commission on October 12, 2016).

4.4	First Amendment to the Goodrich Petroleum Corporation 2016 Long-Term Incentive Plan (incorporated by reference to the Registrant’s Quarterly Report Form 10-Q (File No. 001-12719) as filed with the Commission on August 4, 2017).

4.5	Second Amendment to the Goodrich Petroleum Corporation 2016 Long-Term Incentive Plan (incorporated by reference to the Registrant’s Quarterly Report Form 10-Q (File No. 001-12719) as filed with the Commission on August 4, 2017).

4.6	Form of Grant of Restricted Stock (attached as Exhibit A to the Goodrich Petroleum Corporation 2016 Long-Term Incentive Plan in Exhibit 4.3).

4.7	Form of Grant of Restricted Stock (Secondary Exit Award; UCC Warrant Exercise) (incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-214080) as filed with the Commission on October 12, 2016).

4.8	Form of Grant of Restricted Stock (Secondary Exit Award; 2L Note Conversion) (incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-214080) as filed with the Commission on October 12, 2016).

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.

23.1*	Consent of Hein & Associates LLP—Independent Registered Public Accounting Firm.

23.2*	Consent of Ernst & Young LLP—Independent Registered Public Accounting Firm.

23.3*	Consent of Netherland, Sewell & Associates, Inc.

23.4*	Consent of Ryder Scott Company, L.P.

23.5*	Consent of Vinson & Elkins LLP (included in Exhibit 5.1).

24.3*	Power of Attorney (included as part of the signature pages to the Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on November 8, 2017.

GOODRICH PETROLEUM CORPORATION

By:	/s/ Michael J. Killelea
Name: Michael J. Killelea Title: Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter G. Goodrich, Robert C. Turnham, Jr. and Michael J. Killelea, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on November 8, 2017.

Signature	Title

/s/ Walter G. Goodrich	Chairman and Chief Executive Officer (Principal Executive Officer)
Walter G. Goodrich

/s/ Robert T. Barker	Vice President, Controller, Chief Accounting Officer and Chief
Robert T. Barker	Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert C. Turnham, Jr.	President, Chief Operating Officer and Director
Robert C. Turnham, Jr.

/s/ Ronald F. Coleman	Director
Ronald F. Coleman

/s/ K. Adam Leight	Director
K. Adam Leight

/s/ Timothy D. Leuliette	Director
Timothy D. Leuliette

/s/ Steven J. Pully	Director
Steven J. Pully

/s/ Thomas M. Souers	Director
Thomas M. Souers